Exhibit 10.8

STOCK OPTION AGREEMENT

Pursuant to

CHRISTOPHER & BANKS CORP.

1997 Stock Incentive Plan

(Nonqualified Stock Option)

Name of Employee:

Date of Grant:

Number of Shares:

Exercise Price Per Share:

This STOCK OPTION AGREEMENT (the “Agreement”) made as of                       between Christopher & Banks Corp. (the “Company”) and the above-named individual, an employee of the Company or one of its subsidiaries (the “Employee”), to record the granting of an option pursuant to the Company’s 1997 Stock Incentive Plan (the “Plan”).  Except as otherwise defined herein, capitalized terms contained in this Agreement shall have the same meaning as set forth in the Plan.

1.             Grant of Option:  In accordance with Plan, the Company hereby grants to the Employee, subject to the terms and conditions of the Plan and this Agreement, the option to purchase from the Company an aggregate of                       shares of Common Stock  ($.01 par value) of the Company at the purchase price of $                      per share, such adoption to be exercisable as hereinafter provided.

2.             Expiration Date:  This option shall expire on                       (the “Expiration Date”).

3.             Exercise of Option:  Subject to Section 8 hereof, this option shall become exercisable with respect to         % of the shares of Common Stock subject hereto on the first anniversary date of the grant of this option (                     ), and with respect to an additional         % of such shares on each of the                       anniversary dates of the grant of this option.

This option may be partially exercised from time to time within such percentage limitations.  This option may not be exercised after the Expiration Date. Notwithstanding the foregoing, this option shall not be exercisable for a fractional share of stock. Any exercise of this option shall be made in writing duly executed and delivered to the Company specifying the number of shares as to which the option is being exercised in the form of the Subscription Form for Exercise attached hereto. Schedule I of this Agreement shall be made available to the Company at the time of exercise for notation of any partial exercise.

4.             Payment of Option Price:  On the date of any exercise of this option, the purchase price of the shares as to which this option is being exercised shall be due and payable and shall be made in cash or by check or by delivery of shares of common stock of the Company held by the optionee for more than six (6) months and registered in the name of the Employee, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, and with all necessary transfer tax stamps affixed, or by a combination of the foregoing, any such shares so delivered to be deemed to have a value per share equal to the fair market value of the shares on such date, as determined by the Committee.

5.             Option Nontransferable:  This option is not transferable otherwise than by will or the law or descent or distribution and is exercisable during the Employee’s lifetime only by the Employee or his guardian or legal representative.

6.             Rights as a Shareholder:  The Employee shall have no rights as a shareholder with respect to any of the shares covered by this option until the date of issuance to the Employee of a stock certificate for such shares, and no adjustment shall be made for any dividends or other rights if the record date of such dividends or other rights is prior to the date such stock certificate is issued.

7.             General Restrictions:

(1)          At the time of any exercise of this option, the Employee shall furnish the Company with a representation that he is acquiring the shares issued upon such exercise as an investment and not with a view to, or for sale in connection with, the distribution of any such shares; provided, however, that such representation need not be furnished in the event the shares issued upon such exercise are registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(2)          The Company will not be obligated to issue shares of Common Stock covered by this option if counsel to the Company determines that such issuance would violate any law or regulation of any governmental authority or any agreement between the Company and the New York Stock Exchange or any national securities exchange upon which the Common Stock is quoted or listed.  In connection with any issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. This option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to this option upon the New York Stock

Exchange, any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, this option or the issue or purchase of shares under this option, this option shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(3)          Certificates evidencing shares of Common Stock issued pursuant to this   Agreement shall bear a legend describing restrictions on transfer thereof unless the Company determines that such legend is not necessary or appropriate.

8.             Termination of Employment:

(1)            The option granted pursuant to this Agreement shall terminate immediately upon the termination of the Employee’s employment by the Company or any subsidiary for any reason whatsoever; provided, however, that in the event such termination of employment results from (i) the Employee’s retirement with the consent of the Company, such option may be exercised within three months of the date of termination and (ii) the Employee’s disability (as defined in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended) or death, such option may be exercised by the Employee’s legal representative, heir or devisee, as appropriate within one year from the date of disability or death. Notwithstanding clause (i) of the preceding sentence, the Company may terminate and cancel such option during the three-month period referred to in such clause if the optionee engages in employment or activities contrary, in the opinion of the Company’s Board of Directors or the Committee, to the best interests of the Company or any subsidiary. In addition, the Committee shall, in each case in which clause (i) of the second preceding sentence may be applicable, determine whether a termination of employment shall be considered retirement with the consent of the Company. Notwithstanding the foregoing, (i) the option granted pursuant to this Agreement shall not be exercisable after the expiration date of such option and (ii) such option (or any portion thereof) which is not exercisable on the date of termination of employment shall not be exercisable thereafter without the consent of the Committee.

(2)            Nothing contained in this Section shall be interpreted or have the effect of extending the period during which an option may be exercised beyond the terms or the Expiration Date provided in this Agreement or established by law or regulation. Death of the Employee subsequent to termination shall not extend such periods. Whether leave of absence shall constitute a termination of employment for purposes of this Agreement shall be determined by the Committee in its sole discretion.

9.             Adjustment of Shares:

(1)            In the event there is any recapitalization in the form of a stock dividend, distribution, split, subdivision or combination of shares of Common Stock of the Company, resulting in an increase or decease in the number of shares of Common Stock outstanding, the number of shares of Common Stock covered by this option and the exercise price per share under this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price.

(2)            If, pursuant to any reorganization, sale or exchange of assets, consolidation or merger, outstanding Common Stock of the Company is or would be exchanged for other securities of the Company or of another corporation which is a party to such transaction, or for property, this option shall apply to the securities or property into which the Common Stock covered hereby would have been changed or for which such Common Stock would have been exchanged had such Common Stock been outstanding at the time.

10.           No Employment Rights:  Neither the Plan nor this option shall confer upon the Employee any right with respect to continuance of employment by the Company or any subsidiary nor shall they interfere in any way with the right of the Company or any subsidiary by which the Employee is employed to terminate the employment of the Employee at any time, with or without cause.

11.           Plan Controls:  The Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof including any which may conflict with those contained in this Agreement. The Plan is hereby incorporated by reference into this Agreement, and this Agreement is subject in all respect to the terms and conditions of the Plan. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

12.           Notices:  All notices to the Company shall be in writing and sent by certified or registered mail, postage prepaid, to the Company at its offices at 2400 Xenium Lane North, Plymouth, Minnesota 55441 or such other address as the Company shall from time to time notify the Employee in writing. All notices to the Employee shall be in writing and sent by certified or registered mail, postage prepaid, to the Employee at the address set forth on the signature page(s)

hereof or such address as the Employee shall from time to time notify the Company in writing. All notices shall be deemed to have been given when mailed.

13.           Conflicts:  As a condition to the granting of the option contained herein, the Employee agrees that any dispute or disagreement with respect to the Plan, this Agreement or such option shall be determined by the Committee in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive. In the event of the institution of any legal proceedings directed to the validity of the Plan, or to any option granted under the Plan, the Company may, in its discretion and without incurring any liability to the Employee terminate this Agreement and/or the option granted pursuant to this Agreement.

14.           Tax Treatment:  Due to the complex nature of the tax laws, the Employee is urged to consult his personal tax advisor prior to exercising the option. THE CORPORATION MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER TO THE EMPLOYEE REGARDING THE TAX CONSEQUENCES OF THIS GRANT, THE EXERCISE OF ANY OPTIONS OR ANY OTHER MATTER.

IN WITNESS WHEREOF, the Company and the Employee have caused this Stock Option Agreement to be executed on the date set forth opposite the respective signatures. It is being further understood that the Date of Grant may differ from the date of signature.

Dated as of :	Christopher & Banks Corp.

By:

Its:

Dated as of:	Employee

Address:

SCHEDULE I

Date of Exercise	No. of Shares Purchased	Balance of Option Shares	Authorized Signature	Notation Date

SUBSCRIPTION FORM FOR EXERCISE

(To be executed by the holder desiring to

exercise the right to purchase shares

subject to the within option)

The undersigned hereby irrevocable elects to exercise the right to purchase represented by the within option for, and to purchase thereunder,                                shares of Common Stock, $.01 par value per share, of CHRISTOPHER & BANKS CORP., a Delaware corporation (the “Company”), as provided therein and herewith makes payment of the purchase price in full and requests that certificates for such securities be issued in the name of:

Name (Please print in block letters)

Street

City	State	Zip

(Please insert Social Security or other identifying number)

and, if said number of shares shall not be all of the shares issuable thereunder, that any partial exercise of the within option shall be noted in Schedule I thereof which is delivered herewith.

Date:
Signature